Exhibit 32.1
Certifications by the Principal Executive Officer and
Principal Financial Officer of Registrant
pursuant to Section 906 of the Sarbanes Oxley Act of 2002.
Each of the undersigned hereby certifies, in his capacity as an officer of Quidel Corporation, a Delaware corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of his knowledge:

•
the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2015
/s/ DOUGLAS C. BRYANT
Douglas C. Bryant President and Chief Executive Officer (Principal Executive Officer)
/s/ RANDALL J. STEWARD
Randall J. Steward Chief Financial Officer (Principal Financial Officer)